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                                                                    Exhibit 10.1

                    FORM OF RESTRICTED STOCK AWARD AGREEMENT

Applied Innovation Inc.
5800 Innovation Drive
Dublin, Ohio 43016
(614) 798-2000

Employee Name and Address:

________________________________________________________________________________

________________________________________________________________________________

Number of Restricted Shares Subject to Award: __________________________________

Date of Award Grant: ___________________________________________________________

     Applied Innovation Inc., a Delaware corporation (the "Company"), hereby grants to the individual whose name appears above (the "Employee") a Restricted Stock Award (the "Award") of that number of shares of its Common Stock, without par value (the "Restricted Shares"), set forth above, subject to all of the terms and conditions set forth in this Restricted Stock Award Agreement (this "Agreement") and the Company's 2001 Stock Incentive Plan, as amended (the "Plan"). All terms and conditions set forth in Annex I hereto and the Plan are deemed to be incorporated herein in their entirety. Undefined capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

1.   VESTING PROVISIONS.

     (a) Provided that the Employee is employed by the Company on such date, the Employee's Restricted Shares will be issued (subject to tax withholding) and become vested ____________________________________.

     (b) In the event of the Employee's termination of employment with the Company for any reason before all of the Employee's Restricted Shares have become vested under this Award, the Employee's Restricted Shares that have not been issued and have not vested shall be forfeited on the effective date of the termination of employment.

     (c) The Company will not have any further obligations to the Employee under this Award if the Employee's Restricted Shares are forfeited as provided herein.

2.   GENERAL

     By signing below, you agree that this award is governed by this Agreement and by the terms and conditions contained in the Plan, as amended from time to time and incorporated into


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this Agreement by reference. A copy of the Plan is available upon request by contacting the Human Resources Department at the Company's executive offices.

APPLIED INNOVATION INC.


By:
    ---------------------------------   ----------------------------------------
                                                          Date
Name:
      -------------------------------
Its:
     --------------------------------


EMPLOYEE


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          Employee Signature                              Date


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                   ANNEX I TO RESTRICTED STOCK AWARD AGREEMENT

                 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

     1. Issuance of Restricted Stock. The Company, or its transfer agent, will issue and deliver the vested portion of the Restricted Shares to the Employee as soon as practicable after the Restricted Shares become vested, subject to payment of the applicable withholding tax liability as set forth below. If the Employee dies before the Company has distributed any portion of the vested Restricted Shares, the Company will transfer any vested Restricted Shares in accordance with the Employee's will or, if the Employee did not have a will, the vested Restricted Shares will be distributed in accordance with the laws of descent and distribution.

     2. Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, no certificate representing Restricted Stock shall be delivered unless and until Employee shall have delivered to the Company or its designated Affiliate, the full amount of any federal, state or local income and other withholding taxes. The Company is permitted to withhold a number of shares of Restricted Stock equal in value to Employee's withholding obligations and to pay this amount to the Internal Revenue Service on Employee's behalf.

     3. Non-transferability of Award. Until the Restricted Shares have vested as set forth on page 1 of this Agreement, the Restricted Shares granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such award, or of any right or privilege conferred hereby, contrary to the provisions of the Plan or of this Agreement, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such award and the rights and privileges conferred hereby shall immediately become null and void.

     4. Conditions to Issuance of Shares. The shares of stock deliverable to the Employee may be either previously authorized but unissued shares or issued shares, which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for shares of stock hereunder prior to fulfillment of all of the following conditions: (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any State or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any State or Federal governmental agency, which the Compensation Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Shares as the Compensation Committee may establish from time to time for reasons of administrative convenience.

     5. No Rights as Stockholder. Until the Restricted Shares have vested and have been issued, Employee shall not have any rights of a stockholder of the Company with respect to the Restricted Shares, including any right to vote such Restricted Shares or to receive dividends and distributions on such Restricted Shares.


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     6. Plan Governs. This Agreement and the rights of Employee hereunder are subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

     7. No Right to Continued Employment. The Employee understands and agrees that this Agreement does not impact in any way the right of the Company, or any Affiliate of the Company employing the Executive, to terminate the employment of Employee at any time for any reason whatsoever, with or without cause.

     8. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of the Compensation Committee, at Applied Innovation Inc., 5800 Innovation Drive, Dublin, Ohio 43016, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee shall be addressed to the Employee at the address set forth on page 1 of this Agreement, or at such other address for the Employee maintained on the books and records of the Company.

     9. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     10. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Notice and Agreement.


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